Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 13, 2010, relating to the financial statements and financial highlights which appears in the June 30, 2010 Annual Report to Shareholders of the PIMCO ETF Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

Kansas City, Missouri

October 28, 2010